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                                                               EXHIBIT  (3)-(1)

                  TEXT OF AMENDMENTS TO THE COMPANY'S BY-LAWS




TEXT OF AMENDMENT 1:    Time and place of meetings; Rules for
                          meetings.

               Section 1 of Article II of the corporation's By-Laws is hereby amended to read in its entirety as follows:

          "SECTION 1. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the board of directors (or the Chairman in the absence of a determination by the board of directors). The Chairman and the chairman of the meeting shall have the power and authority to determine and maintain the rules, regulations and procedures for the proper conduct of all meetings of stockholders, including, but not limited to, maintaining order, restricting entry to meetings after they have commenced, the length of such meetings, the order of business, the order and duration of statements from the floor, opening and closing the polls and dismissing business not properly brought before the meeting."


TEXT OF AMENDMENT 2:    Advance Notice of Business and
                          Director Nominations

               Section 3 of Article II of the By-Laws is hereby amended by adding the following to the end thereof:

          "For the purposes of Sections 11 and 12 of this Article, the board of directors, the chairman of the board of directors or the secretary of the corporation may choose a tentative date (the "Tentative Meeting Date") for any stockholder meeting which date may be set forth in the corporation's proxy materials for the annual meeting next preceding such Tentative Meeting Date or a filing with the Securities and Exchange Commission on Form 10-K, 10-Q or 8-K or may be published by any other means. Notice of a Tentative Meeting Date does not serve as notice of a stockholder meeting."

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               Article II of the By-Laws is hereby amended by adding as a new
          Section 11 thereof the following:

               "Section 11. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation.

               If a Tentative Meeting Date has been announced and the meeting date (disregarding any adjournments thereof) is not more than 30 days prior to and not more than 30 days after the Tentative Meeting Date, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the Tentative Meeting Date; provided, however, that if less than 70 days' prior public disclosure of the Tentative Meeting Date is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which public disclosure of the Tentative Meeting Date was made. Otherwise, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting date; provided, however, that if less than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the meeting date or such public disclosure was made.

               Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election


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          of directors, or is otherwise required, in each case pursuant to the
          Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class and number of shares of the corporation which are beneficially owned (as defined by Rule 13d-3 under the Exchange Act) by such stockholder and, if such shares are beneficially owned by any person(s) other than the stockholder of record, the name(s) and address(es) of each such beneficial owner of such shares and (iii) a description of all arrangements or understandings between the stockholder or any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the corporation.

               No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

               Nothing contained herein shall be deemed to create any obligation on the part of the corporation to include any stockholder nomination in the corporation's proxy statement."

               Article II of the By-Laws is hereby amended by adding as a new
          Section 12 thereof the following:

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               "Section 12. NOTICE OF BUSINESS. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 12. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation.

               If a Tentative Meeting Date has been announced and the meeting date (disregarding any adjournments thereof) is not more than 30 days prior to and not more than 30 days after the Tentative Meeting Date, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the Tentative Meeting Date; provided, however, that if less than 70 days' prior public disclosure of the Tentative Meeting Date is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which public disclosure of the Tentative Meeting Date was made. Otherwise, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting date; provided, however, that if less than 70 days' notice or prior public disclosure of the meeting date is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the meeting date or such public disclosure was made.

               A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
          (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned (as defined by Rule 13d-3 under the Exchange Act) by such stockholder and, if such shares are beneficially

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          owned by any person(s) other than the stockholder of record, the name(s) and address(es) of each such beneficial owner of such shares and (d) any material interest of the stockholder or any such beneficial owner in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the corporation.

               Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except business submitted by or at the direction of the board of directors or by any stockholder of the corporation in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

               Nothing contained herein shall be deemed to create any obligation on the part of the corporation to include any stockholder proposal in the corporation's proxy statement."


TEXT OF AMENDMENT 3:    Record date for written consents;
                          Inspectors for consents

               The second paragraph of Section 5 of Article VI of the By-laws is hereby deleted and replaced with the following:

               "In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors.

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               Any person seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the previous paragraph).

               If no record date has been fixed by the board of directors pursuant to the second preceding paragraph or within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing, without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action."

               Section 10 of Article II of the By-Laws is hereby amended by adding to the end thereof the following:

               "In the event of the delivery, in the manner provided by Section 5 of Article VI, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation, in the manner provided by Section 5 of
          Article VI, represent at least the minimum number of

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          votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 5 of Article VI, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 5 of Article VI."


TEXT OF AMENDMENT 4:    Record date for calling special
                          meetings

               Section 5 of Article VI of the By-Laws is hereby amended by adding to the end thereof the following:

               "In order that the corporation may determine whether stockholders holding the requisite number of shares desire to require the calling of a special meeting of the stockholders pursuant to Section 5 of
          Article II of these By-Laws, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors.

               Any person seeking to call a special meeting shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date.

               If no record date has been fixed by the board of directors within 10 days of the date on which such a


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          request is received, the record date for determining stockholders entitled to call a special meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a request in writing of a stockholder requesting the calling of a special meeting and stating the purpose or purposes of the proposed meeting is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to call a special meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action."



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